As filed with the Securities and Exchange Commission on October 2, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMITH & NEPHEW PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales		98-0224867
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Building 5, Croxley Park Hatters Lane, Watford Hertfordshire WD18 8YE United Kingdom Tel.: +44(0)1923-477-100
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Smith & Nephew Inc.

150 Minuteman Road

 Andover, Massachusetts 01810
United States of America

Tel.: +1 (978) 749-1000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reuven Young, Esq.
Davis Polk & Wardwell London LLP
5 Aldermanbury Square
London EC2V 7HR
United Kingdom
Tel.: +44-20-7418-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)(2)(3)	(1)(2)	(1)(2)	(3)

(1)       Not applicable pursuant to Form F-3 General Instruction II.F.

(2)       There are being registered under this Registration Statement an indeterminate amount of debt securities as may from time to time be issued at indeterminate prices, in one or more currencies, currency units or composite currencies.

(3)       Deferred in reliance upon Rules 456(b) and 457(r).

PROSPECTUS

SMITH & NEPHEW PLC

Debt Securities

By this prospectus, we may offer and sell from time to time debt securities.

This prospectus provides you with a general description of the debt securities we may offer.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be offered and sold directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by the prospectus supplement.

Our American Depositary Shares, representing our ordinary shares, are listed on the New York Stock Exchange under the ticker symbol “SNN”. Our ordinary shares are admitted to trading on the London Stock Exchange under the ticker symbol “SN”. You can consult reports and other information about us that we file pursuant to the rules of the US Securities and Exchange Commission (the “SEC”), the New York Stock Exchange and the London Stock Exchange at such exchanges.

See “Risk Factors” beginning on page 6 for a discussion of certain risks of investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 2, 2020

_______________

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to:

•	the “Company”, “we”, “our” and “us” are to Smith & Nephew plc;

•	the “Exchange Act” is to the Securities Exchange Act of 1934, as amended;

•	the “Group” is to Smith & Nephew plc and its subsidiaries; and

•	the “Securities Act” is to the Securities Act of 1933, as amended.

Smith & Nephew plc

We are a leading portfolio medical technology company operating through three global franchises: Orthopaedics, Sports Medicine & ENT and Advanced Wound Management. Orthopaedics includes an innovative range of hip and knee implants used to replace diseased, damaged or worn joints, robotics-assisted enabling technologies that empower surgeons, and trauma products used to stabilise severe fractures and correct bone deformities. Our Sports Medicine & ENT (Ear, Nose and Throat) businesses offer advanced products and instruments that enable surgeons to perform minimally invasive surgery of the joints, and which are used to repair or remove soft tissue. Our Advanced Wound Management portfolio provides an extensive set of products to meet broad and complex clinical needs, and help healthcare professionals reduce the human and economic consequences of wounds. We operate on a worldwide basis and have distribution channels in over 100 countries.

We have a history dating back more than 160 years. As of December 31, 2019, we employed approximately 17,500 employees supporting customers in over 100 countries. Our principal executive office is located at Building 5, Croxley Park, Hatters Lane, Watford, Hertfordshire WD18 8YE and our telephone number is +44 (0)1923 477 100.

The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information described under the caption “Where You Can Find More Information About Us”.

Risk Factors

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in any prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risk Relating to our Business

You should read “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to risk factors affecting our business.

Risks Relating to the Debt Securities

Because we are a holding company and currently conduct our operations through subsidiaries, your right to receive payments on our debt securities is structurally subordinated to the liabilities of our subsidiaries.

We are organized as a holding company, and substantially all of our operations are carried on through subsidiaries. Our ability to meet our financial obligations is dependent upon the availability of cash flows from our domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. Our subsidiaries are not guarantors of the debt securities we may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay us dividends or otherwise distribute or advance cash to us, which could limit the amount of funds available to meet payment obligations under the debt securities.

In addition, claims of the creditors of our subsidiaries have priority as to the assets of such subsidiaries over our rights as shareholders of such subsidiaries. The terms and conditions of the debt securities and the indenture by which they are governed do not limit the amount of liabilities that our subsidiaries may incur. Consequently, in the event of our insolvency, the claims of holders of debt securities issued by us would be structurally subordinated to the prior claims of the creditors of our subsidiaries.

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. To the extent that we grant security over our assets in favor of holders of our other indebtedness, holders of debt securities will be effectively subordinated to the other indebtedness to the extent of the value of those assets. If we default on the debt securities, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before we can make payment on the debt securities. As a result, there may be only limited assets available to make payments on the debt securities. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including the debt securities offered hereby, in the remaining assets.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

The debt securities are governed by a document called an indenture, described later under “Description of Debt Securities”. We may issue as many distinct series of debt securities under this indenture as we wish. We may also issue a series of debt securities under this indenture that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.

We are not restricted in our ability to dispose of our assets by the terms of the debt securities.

We and our subsidiaries are generally permitted to sell or otherwise dispose of our assets to another corporation or entity under the terms of the debt securities and the indenture, without consent of holders of the debt securities. If any such assets are disposed of, you will not be entitled to declare an acceleration of the maturity of the debt securities and, except in the case of a sale or transfer of all or substantially all of our assets where the applicable successor entity must assume our obligations under the debt securities (as described under “Description of Debt Securities – Mergers and Similar Events” below), the disposed assets will no longer be available to support the debt securities.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings ascribed to any of our debt securities from time to time are intended to reflect our ability to meet our payment obligations in respect of our debt securities, and may not reflect the potential impact of all risks related to an investment in the debt securities or other factors relating to the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may affect the market value of the debt securities.

Should we default on our debt securities your right to receive payments on such debt securities may be adversely affected by UK insolvency laws.

We are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to us are likely to proceed primarily under, and to be governed primarily by, UK insolvency law. The procedural and substantive provisions of such insolvency laws are, in certain cases, more favorable to secured creditors than comparable provisions of US law.

These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it may not be possible for us or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

The debt securities lack a developed trading market, and such a market may never develop.

We may issue debt securities in different series with different terms in amounts that are to be determined. These debt securities may be listed on the New York Stock Exchange or another recognized stock exchange, or may not be listed on any exchanges. However, there can be no assurance that an active trading market will develop for any series of debt securities even if we list the series on a securities exchange. There can also be no assurance regarding the ability of holders of our debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the debt security, depending on many factors, including, among other things, prevailing interest rates, our financial results, any decline in our credit-worthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading for the debt securities or that an active public market for the debt securities will develop.

An investment in debt securities denominated in a non-US dollar currency involves currency-related risks.

An investment in debt securities denominated in a non-US dollar currency entails significant risks that are not associated with a similar investment in debt securities that are payable solely in US dollars and where settlement value is not otherwise based on a non-US dollar currency. These risks include the possibility of significant changes in rates of exchange between the US dollar and the various non-US dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-US governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Rates of exchange between the US dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than US dollars. Depreciation of the specified currency against the US dollar could result in a decrease in the US dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Deprecation of the specified currency against the US dollar could result in a loss to the investor on a US dollar basis.

An increase in interest rates could result in a decrease in the relative value of any fixed rate notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate notes and market interest rates increase, the market value of your fixed rate notes may decline. We cannot predict the future level of market interest rates. Investors should consider these matters when making their investment decision with respect to fixed rate notes.

As a foreign private issuer in the United States, we are exempt from a number of rules under the Exchange Act and are permitted to file less information with the SEC.

As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain governance, executive compensation, proxy statement and other disclosure obligations on US registrants. In addition, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as US companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for US public companies.

We may be able to incur substantially more debt in the future.

We may be able to incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by some or all of our assets. The terms of the debt securities will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the related risks that we now face.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplement.

Forward-Looking Statements

The Group’s reports filed with, or furnished to, the SEC, including this prospectus and supplements thereto, and written information released, or oral statements made, to the public in the future by or on behalf of the Group, may contain ‘forward-looking statements’ within the meaning of the US Private Securities Litigation Reform Act of 1995, that may or may not prove accurate. For example, statements regarding expected revenue growth, trading profit margins, market trends and our product pipeline are forward-looking statements. Phrases such as ‘aim’, ‘plan’, ‘intend’, ‘anticipate’, ‘well-placed’, ‘believe’, ‘estimate’, ‘expect’, ‘target’, ‘consider’ and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from what is expressed or implied by the statements. Accordingly, you should not unduly rely on any forward-looking statements.

Factors that may cause future results and outcomes to differ for us include:

•	risks related to the impact of the COVID-19 pandemic, such as the depth and longevity of its impact, government actions and other restrictive measures taken in response, material delays and cancellations of elective procedures, reduced procedure capacity at medical facilities, restricted access for sales representatives to medical facilities, or our ability to execute business continuity plans as a result of the COVID-19 pandemic;

•	economic and financial conditions in the markets we serve, especially those affecting healthcare providers, payers and customers (including, without limitation, as a result of the COVID-19 pandemic);

•	price levels for established and innovative medical devices;

•	developments in medical technology;

•	regulatory approvals, reimbursement decisions or other government actions;

•	product defects or recalls or other problems with quality management systems or failure to comply with related regulations;

•	litigation relating to patent or other claims;

•	legal compliance risks and related investigative, remedial or enforcement actions;

•	disruption to our supply chain or operations or those of our suppliers (including, without limitation, as a result of the COVID-19 pandemic);

•	competition for qualified personnel;

•	strategic actions, including acquisitions and dispositions and our success in performing due diligence, valuing and integrating acquired businesses;

•	disruption that may result from transactions or other changes we make in our business plans or organisation to adapt to market developments;

•	relationships with healthcare professionals;

•	reliance on information technology and cybersecurity;

•	numerous other matters that affect us or our markets, including those of a political, economic, business, competitive or reputational nature; and

•	other factors discussed under “Risk Factors” in our most recent annual report on Form 20-F and in this document, and elsewhere in this document (including the documents incorporated by reference herein).

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in our most recent annual report on Form 20-F, or other documents incorporated by reference herein, to be a complete set of all potential risks or uncertainties.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statement to reflect any change in circumstances or expectations. You should, however, consult any further disclosures we make in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the US Private Securities Litigation Reform Act of 1995.

Enforceability of Certain Civil Liabilities

We are a public limited company incorporated under the laws of England and Wales. A significant number of our directors and officers, and some of the experts named in this document, reside outside the United States. In addition, a significant portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of US courts against us or these persons based on the civil liability provisions of the US federal securities laws. There is doubt as to how the courts of England and Wales would deal with an original action relying on civil liabilities solely based on the US federal securities laws and how the courts of England and Wales would enforce judgments of US courts, of civil liabilities solely based on the US federal securities laws.

Where You Can Find More Information About Us

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Exchange Act and, in accordance with this act, we file reports and other information with the SEC.

The SEC also maintains an Internet web site that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We maintain a website at www.smith-nephew.com. The contents of our website are not and shall not be deemed to be part of this prospectus or registration statement.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:

•	Our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 2, 2020 (File No. 001-14978).

•	Our Report on Form 6-K furnished to the SEC on July 29, 2020, which includes our condensed consolidated interim financial statements for the six-month period ended June 27, 2020 (File No. 001-14978).

•	Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on September 25, 2020 (File No. 001-14978).

•	All other documents we file pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities and, to the extent designated therein, reports furnished to the SEC on Form 6-K, in each case with effect from the date that such document or report is so filed or furnished.

Our Form 20-F contains a summary description of our business, audited consolidated financial statements with a report thereon by our independent auditors, and management’s assessment of internal control over financial reporting with a report on the effectiveness of internal control over financial reporting by our independent auditors. The financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union (“EU”) and IFRS as issued by the International Accounting Standards Board (“IASB”). IFRS as adopted by the EU differs in certain respects from IFRS as issued by the IASB. However, the differences had no impact on our audited consolidated financial statements as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from either of the below:

Smith & Nephew plc The Company Secretary Building 5, Croxley Park Hatters Lane, Watford Hertfordshire WD18 8YE United Kingdom Tel.: +44(0)1923 477 100	Smith & Nephew plc Investor Relations Building 5, Croxley Park Hatters Lane, Watford Hertfordshire WD18 8YE United Kingdom Tel.: +44(0)1923 477 100

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for our general corporate purposes.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 27, 2020. The amounts shown below are unaudited. You should read the information in this table together with our audited consolidated financial statements including the notes thereto in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and our unaudited condensed consolidated interim financial statements including the notes thereto in our Report on Form 6-K dated July 29, 2020 for the six month period ended June 27, 2020, each of which is incorporated by reference into this prospectus.

As of June 27, 2020
(Unaudited, in $ millions)
Cash and cash equivalents	347

Indebtedness(1)(2)
Bank overdrafts, borrowings and loans due within one year	113
Long-term borrowings	2,328
Total	2,441
Equity
Share capital	177
Share premium	611
Capital redemption reserve	18
Treasury shares	(177)
Other reserves	(412)
Retained earnings	4,743
Total	4,960
Total capitalization(3)	7,401

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(1)	As of June 27, 2020, we had no unsecured indebtedness outstanding and our subsidiaries had $31 million aggregate principal amount of indebtedness outstanding.

(2)	Indebtedness as presented: (i) includes bank overdrafts of $21 million and (ii) does not include IFRS 16 lease liabilities of $198 million or net hedging exposure (through derivatives) of $4 million.

(3)	Total capitalization is the sum of total indebtedness and total equity.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers will generally not be recognized as the legal holders of securities. This is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities as the legal holder. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to the registered holders of securities. The holder of any certificate representing securities, including global securities, is the person or entity in whose name the certificate is registered. As noted above, we do not have obligations to you if you hold in street name or any other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

Global security. A global security is a special type of indirectly held security. It will be issued in registered form. If we choose to issue securities in the form of global securities, the ultimate beneficial owners of global securities can only be indirect holders, as described above. We require that the global security be registered in the name of or held by a financial institution we select.

We also require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution which in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special investor considerations for global securities. As an indirect holder, an investor’s rights in a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “— Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the securities to some insurance companies and other institutions required by law to own securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special situations when the global security will be terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections “— Street Name and Other Indirect Holders” and “— Direct Holders”.

A permanent global debt security may only be transferred as a whole between the depositary and a nominee of the depositary or to a successor depositary or nominee.

Owners of beneficial interests in a permanent global debt security are not entitled to receive physical delivery of securities in definitive form unless:

•	the depositary notifies us that it is unwilling or unable to continue as depositary, or if the depositary is no longer qualified as a clearing agency under applicable law and we have not appointed a successor depositary;

•	we decide at any time and in our sole discretion not to have any of the securities represented by registered securities in global form;

•	an event of default on the securities has occurred and has not been cured; or

•	any other circumstances for terminating a global security as described in the applicable prospectus supplement have occurred.

When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Description of Debt Securities

We may issue debt securities using this prospectus. As required by US federal law for all publicly offered corporate bonds and notes, the debt securities are governed by a document called an indenture. The indenture relating to the debt securities issued by us is a contract to be entered into among Smith & Nephew plc, The Bank of New York Mellon, London Branch, as trustee, and The Bank of New York Mellon, as security registrar. See “— The Trustee” below.

In this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Name and Other Indirect Holders” above.

General

This section summarizes the material provisions of the indenture and the debt securities. Because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indenture. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the applicable prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by New York law. The indenture is an exhibit incorporated by reference into this prospectus. See “Where You Can Find More Information About Us” for information on how to obtain a copy.

The debt securities are unsecured obligations of Smith & Nephew plc. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States dollars.

The Trustee

The Bank of New York Mellon, London Branch, is the trustee under the indenture. As trustee, it has two main roles:

•	first, it can enforce your rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on your behalf, described under “Defaults and Related Matters — Remedies if an event of default occurs” below; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series. Any additional debt securities of a relevant series will have a separate CUSIP, ISIN, Common Code or other identifying number from the debt securities originally issued of such series, unless the additional debt securities are fungible with the originally issued debt securities of the same series, as applicable, for US federal income tax purposes.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which we will list the debt securities;

•	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;

•	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;

•	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;

•	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the security registrar in New York, New York, United States of America;

•	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;

•	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;

•	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;

•	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;

•	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;

•	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;

•	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

•	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;

•	the forms of the series of debt securities;

•	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;

•	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;

•	if applicable, a discussion of any additional or alternative material US federal income and UK tax considerations; and

•	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount. (Section 1.01)

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

•	Your right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.

•	Your rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.

•	Covenants contained in the indenture that restrict our ability to incur liens and undertake Sale and Leaseback Transactions (as defined in “Covenants— Limitation on Sale and Leaseback Transactions” below). A particular series of debt securities may have different covenants.

•	Your rights if we default.

•	Your rights if we want to modify the indenture.

•	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. You may have your debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000 or such other minimum denomination as specified in the applicable prospectus supplement) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. (Section 2.07) This is called an exchange.

You may exchange or transfer registered debt securities at the corporate trust office of The Bank of New York Mellon, as security registrar, in New York, New York, at 240 Greenwich Street, New York, New York 10286, United States of America. The security registrar acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 3.03)

You may not exchange your registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer. (Section 2.12)

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 2.12)

Payment and Paying Agents

We will pay interest to you if you are a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement. (Section 2.11)

Unless provided otherwise in the applicable prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is currently located at The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, United States of America. At our option, we may pay interest on any debt securities by check mailed to the registered holders. (Sections 3.01, 3.02 and 3.03)

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement, including, to the extent applicable, the location of any paying agent in respect of such debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the security registrar’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York, United States of America. Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee. (Sections 3.03 and 3.04)

Payment of Additional Amounts

Unless provided otherwise in the applicable prospectus supplement, we agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (presently the United Kingdom) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by you with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the applicable prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

•	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or beneficial owners’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or beneficial owner:

•	is or has been a domiciliary, national or resident of such jurisdiction;

•	is or has been engaged in a trade or business in such jurisdiction;

•	has or had a permanent establishment in such jurisdiction; or

•	is or has been physically present in such jurisdiction.

•	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;

•	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

•	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;

•	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any request addressed to the holder for certification, identification or other information reporting concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge (which such holder or beneficial owner is legally entitled to provide);

•	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom, which has been requested of such holder and which it is legally entitled to provide;

•	the tax, levy, impost or other governmental charge is imposed by the United States or any political subdivision or taxing authority thereof or therein;

•	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder; or

•	any combination of the exceptions listed above. (Section 3.02)

At least 30 days prior to each date on which any payment under or with respect to any debt securities is due and payable (unless such obligation to pay additional amounts arises after the 30th day prior to the date on which payment under or with respect to the debt securities is due and payable, in which case it will be promptly thereafter), if we will be obligated to pay additional amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating that such additional amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the trustee to pay such additional amounts to the holders of such debt securities on the payment date.

Mergers and Similar Events

Under the indenture, we are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the United Kingdom, the United States or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey all or substantially all of the assets of us and our subsidiaries taken as a whole to such other entity. Our ability to take some of these actions is restricted in the following ways:

•	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture; and

•	if the succeeding entity is not organized under the laws of the United Kingdom or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”. (Section 8.01)

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a Principal Property of ours or of a Restricted Subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 8.02)

Optional Tax Redemption

Unless provided otherwise in the applicable prospectus supplement, we have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. (Section 11.06) The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give you between 10 and 60 days’ notice before redeeming the debt securities. (Section 11.02)

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “— Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities (or if no such date is specified, the first date on which debt securities of such series were issued). If we are succeeded by another entity that is a non-United Kingdom tax resident entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the preceding sentence.

The second situation is where our independent legal advisor has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “— Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. (Section 11.06) If we are succeeded by another entity that is a non-United Kingdom tax resident entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any Principal Property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 3.09)

•	“Restricted Subsidiary” means any of our wholly-owned subsidiaries:

•	with substantially all of its property located within the United Kingdom or the United States; and

•	which owns a Principal Property;

but does not include any Wholly-Owned Subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

•	A “Wholly-Owned Subsidiary” means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.

•	A “Subsidiary”, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.

•	“Principal Property” means any manufacturing plant or facility or any research facility owned by us or any Restricted Subsidiary. A Principal Property must also be located within the United Kingdom or the United States and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our Consolidated Net Tangible Assets as set forth in our consolidated financial statements contained in our latest annual report to our shareholders. Principal Property does not include:

•	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or

•	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property. (Section 1.01)

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our Consolidated Net Tangible Assets as set forth in our consolidated financial statements contained in our latest annual report to our shareholders. (Section 3.09)

•	Our “Consolidated Net Tangible Assets” means Smith & Nephew plc’s aggregate amount of consolidated total assets, after deducting therefrom:

•	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and

•	all goodwill, trade names, trademarks and patents that have not been developed by Smith & Nephew plc or its subsidiaries, and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders. (Section 1.01)

In addition, this restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

•	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a Restricted Subsidiary provided that such lien was not created in contemplation of such corporation becoming a Restricted Subsidiary;

•	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;

•	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;

•	any lien existing at the date of the indenture;

•	any lien on a Principal Property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that Principal Property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;

•	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a Restricted Subsidiary provided that such lien was not created in contemplation of such corporation (i) merging, consolidating or amalgamating with us or a Restricted Subsidiary or (ii) selling, leasing or otherwise disposing of all or substantially all of its property to us or a Restricted Subsidiary;

•	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;

•	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;

•	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any Restricted Subsidiary;

•	any lien incurred or deposits made in the ordinary course of business, including but not limited to:

•	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;

•	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and

•	any easements, rights-of-way, restrictions and other similar charges;

•	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;

•	any lien securing taxes or assessments or other applicable governmental charges or levies;

•	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and

•	any lien in favor of us or any Subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

•	any liens on property of ours or a Restricted Subsidiary in favor of the United States or any State of the United States, or the United Kingdom, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens. (Section 3.09)

Limitation on Sale and Leaseback Transactions

Neither we nor any of our Restricted Subsidiaries will enter into any Sale and Leaseback Transaction involving a Principal Property without complying with this covenant.

We and our Restricted Subsidiaries may enter into Sale and Leaseback Transactions provided that the total amount of Attributable Debt attributable to all Sale and Leaseback Transactions plus other debt of ours or any of our Restricted Subsidiaries that is secured by liens on a Principal Property (but excluding debt secured by liens on property that we or a Restricted Subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the Notes as described under “— Limitation on Liens” above) does not exceed 15% of our Consolidated Net Tangible Assets.

This restriction does not apply to any Sale and Leaseback Transaction if:

•	we or the Restricted Subsidiary seeking to enter into the Sale and Leaseback Transaction could incur, assume or guarantee debt secured by a lien on the Principal Property to be leased without equally and ratably securing the Notes as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;

•	within 12 months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a Restricted Subsidiary, we apply an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the Principal Property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to:

•	the retirement of indebtedness for money borrowed, incurred or assumed by us or any Restricted Subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such debt; provided that such debt is either pari passu or senior to the Notes; or

•	investment in any Principal Property or Principal Properties; or

•	the Sale and Leaseback Transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries.

The following terms have the meanings given to them below:

“Attributable Debt” means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the Indenture, compounded semi-annually) of our or a Restricted Subsidiary’s obligation for rental payments for the remaining term of any lease in a Sale and Leaseback Transaction.

“Sale and Leaseback Transaction” means an arrangement between us or a Restricted Subsidiary and any person in which we or the Restricted Subsidiary leases back for a term of more than three years a Principal Property that we or the Restricted Subsidiary has sold or transferred to that person.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

•	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;

•	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;

•	Covenant — breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for 90 days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;

•	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting us;

•	Cross-Default — (i) any indebtedness for borrowed money of Smith & Nephew plc or any of its subsidiaries not being paid when due or within any originally applicable grace period; or (ii) any such indebtedness for borrowed money of Smith & Nephew plc or any of its subsidiaries becoming due and payable prior to its stated maturity by reason of an event of default; provided that no cross-default will occur if (a) the indebtedness is of any person acquired by Smith & Nephew plc or one of its subsidiaries which is incurred under the arrangements in existence at the date of acquisition and the event of default in respect thereof is no longer continuing after one month after the acquisition; or (b) the amount of indebtedness referred to in clauses (i) and/or (ii) above individually or in the aggregate is less than $50,000,000 (or its equivalent in any other currency or currencies); or

•	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met. (Section 4.01)

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). (Section 4.10)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee. This protection is called an indemnity. (Section 5.02) If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture. (Section 4.09)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity and/or security satisfactory to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period. (Section 4.06)

These limitations do not apply to a suit instituted by you for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists. (Section 3.06)

For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. Your consent is not required to do any of the following:

•	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;

•	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;

•	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;

•	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;

•	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or

•	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect. (Section 7.01)

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires the consent of holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below. (Section 7.02)

Changes requiring your approval. Third, there are changes that cannot be made to your debt securities without the specific approval of each affected holder. Your consent is required before we could do any of the following:

•	extend the final maturity of a debt security;

•	reduce the principal amount of a debt security;

•	reduce the rate or extend the time of payment of any interest on a debt security;

•	reduce any amount payable on redemption of a debt security;

•	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;

•	impair your right to sue for payment;

•	impair any right of repayment at the option of the holder;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or

•	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments. (Section 7.02)

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

•	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or

•	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or

•	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name; and

•	we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the indenture. (Section 9.01)

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same U.S. federal income tax as would be the case if the defeasance did not occur. (Section 9.03)

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities and our right of optional redemption, if any;

•	to replace mutilated, defaced, destroyed, lost or stolen debt securities;

•	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;

•	immunities and indemnities of the trustee; and

•	to hold money for payment in trust. (Section 9.01)

Government obligation means securities that are:

•	direct obligations of the United States, the United Kingdom or any government of any member state of the European Union which has the euro as its currency (“European Government”) for the payment of which is pledged by the full faith and credit of the United States, the United Kingdom or any such European Government; or

•	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the United States, the United Kingdom or any European Government the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, the United Kingdom or any such European Government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

•	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt. (Section 1.01)

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records. (Section 10.04)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 9.05)

Consent to Service

We have initially designated Smith & Nephew Inc. as our authorized agent for service of process in any related proceeding arising out of or relating to the performance of our obligations under the indenture and the debt securities brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for these purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. (Section 10.11)

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York. (Section 10.08)

Concerning the Trustee

The Bank of New York Mellon, London Branch, acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Clearance and Settlement

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking S.A. (“Clearstream, Luxembourg”) in Luxembourg, and Euroclear Bank SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in US dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in the accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank incorporated as a société anonyme under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

•	Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s US customers are limited to securities brokers and dealers and banks.

•	Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financière et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries.

•	Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to US corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in US dollars, on the settlement date. For payments in a currency other than US dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to US corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in US dollars, settlement will be in same-day funds. If payment is made in a currency other than US dollars, settlement will be free of payment. If payment is made other than in US dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. US investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Certain United Kingdom and United States Federal Tax Considerations

UNITED KINGDOM TAXATION

The following summary is of a general nature and describes certain UK tax considerations that relate to the debt securities and is based on current UK law and the published practice of H.M. Revenue and Customs (“HMRC”). It is not tax advice. The comments relate only to the position of persons who are the absolute beneficial owners of their debt securities and any payments in respect of such debt securities and may not apply to certain classes of persons such as dealers and holders who are connected with us for relevant tax purposes. The comments do not relate to the position of investment trusts, venture capital trusts, authorized unit trusts, open ended investment companies or corporate trustees. This section offers general guidance only and in particular does not discuss the UK tax treatment relevant to convertible or exchangeable securities, asset linked securities or securities issued at anything other than no discount or a fixed discount to their redemption amount.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

Interest Payments

Payments of interest on debt securities issued by the Company will not be subject to withholding or deduction for or on account of UK taxation so long as the debt securities are treated as “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 (the “Act”). This will be the case so long as they are listed on a “recognised stock exchange” within the meaning of Section 1005 of the Act or admitted to trading on a “multilateral trading facility” operated by an EEA- or UK-regulated recognised stock exchange. The New York Stock Exchange will be a “recognised stock exchange” so long as it is registered with the SEC as a national securities exchange.

Even if the debt securities do not qualify as “quoted Eurobonds”, the withholding obligation is disapplied in respect of payments to holders who the Company reasonably believes are either a UK resident company or a non-UK resident company carrying on a trade in the United Kingdom through a UK permanent establishment which is within the charge to corporation tax in respect of the relevant payment of interest, or fall within various categories enjoying a special tax status (including charities and pension funds), or are partnerships consisting of such persons (unless HMRC directs otherwise in accordance with section 931 of the Act).

In all other cases, payments of interest will generally be made after deduction of income tax at the basic rate, which is currently 20%. Certain holders of debt securities who are resident in the United States may be entitled to receive payments free of deductions for or on account of UK tax under the UK — US double taxation treaty and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will, in either case, only be issued on prior application to the relevant tax authorities by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of debt securities resident in another jurisdiction who is entitled to relief may subsequently claim the amount, or a proportion of the amount, as appropriate, withheld, from HMRC.

The interest on debt securities issued by the Company will have a UK source for tax purposes and, as such, may be subject to income tax by direct assessment even where paid without withholding. However, interest with a UK source received without deduction or withholding on account of UK income tax will effectively not be chargeable to UK tax on income in the hands of a person who is not resident for tax purposes in the United Kingdom unless that person carries on a trade, profession or vocation in the United Kingdom through a branch or agency (or, in the case of a company, a permanent establishment) in the United Kingdom in connection with which the interest is received or to which the debt securities are attributable. There are certain other limitations on the scope of UK income tax on interest with a UK source (which is received without deduction or withholding on account of UK income tax) for holders who are non-resident companies including where the interest is disregarded savings and investment income or arising from a transaction carried out by certain categories of agents such as some brokers and investment managers, and the application of UK income tax with respect to such non-resident companies may be further limited by any applicable double taxation treaty.

If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below. References to “interest” in this section mean interest as understood in UK tax law. The statements above do not take account of any different definitions of interest which may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation.

Optional Tax Redemption

In the earlier section entitled “Description of Debt Securities — Optional Tax Redemption” we set out situations in which the Company may redeem any debt securities.

Disposal (including Redemption)

A holder of debt securities who is resident in a jurisdiction outside the United Kingdom will not generally be liable to UK taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security, unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency (or, for corporate holders, a permanent establishment) and the debt security was used in or for the purposes of that trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment or used or held for the purposes of the branch or agency or permanent establishment.

A holder who is an individual and who ceases to be resident for tax purposes in the United Kingdom for a period of five years or less and who disposes of debt securities during that period may be liable to UK taxation on chargeable gains arising during the period of absence, subject to any available exemption or relief.

In general holders which are within the charge to UK corporation tax will be treated for tax purposes as realising profits, gains or losses in respect of the debt securities on a basis which is broadly in accordance with their statutory accounting treatment so long as the accounting treatment is in accordance with generally accepted accounting practice as that term is defined for tax purposes. Such profits, gains and losses (or, where the holder’s functional currency is not sterling, then the sterling equivalent of such profits, gains and losses as computed in the holder’s functional currency) will be taken into account in computing taxable income for corporation tax purposes.

If the holder is an individual resident in the United Kingdom, he or she may have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the debt securities are “qualifying corporate bonds” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will arise on a disposal of the debt securities for the purposes of taxation of chargeable gains. Any capital gains would be calculated by comparing the sterling values on purchase and disposal of the securities, so a liability to tax could arise where the non-sterling amount received on a disposal was less than or the same as the amount paid for the debt securities.

The provisions of the accrued income scheme (the “Scheme”) may apply to certain holders who are not subject to corporation tax, in relation to a transfer of the debt securities. On a transfer of securities with accrued interest the Scheme usually applies to deem the transferor to receive an amount of income equal to the accrued interest and to treat the deemed or actual interest subsequently received by the transferee as reduced by a corresponding amount. Generally, persons who are not resident in the United Kingdom and who do not carry on a trade in the United Kingdom through a branch or agency to which the debt securities are attributable will not be subject to the provisions of these rules.

For individual holders who are resident for tax purposes in the United Kingdom or who carry on a trade, profession or vocation in the United Kingdom through a branch or agency to which the debt securities are attributable, if the debt security was issued at a deep discount to its redemption amount then it may still be a “qualifying corporate bond” but all profits and losses on its disposal would be taxed as income. A deep discount means more than 15% of the redemption amount or, if 15% or under, more than 1/2% of the redemption amount multiplied by the number of years to redemption.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No liability for UK stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, debt securities unless such securities carry:

•	a right of conversion (exercisable then or later) into shares or other securities or to the acquisition of shares or other securities (including securities of the same description);

•	a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property (save for interest which (i) reduces in the event of the results of a business or part of a business improving, or the value of any property increasing, or (ii) increases in the event of results of a business or part of a business deteriorating, or the value of any property diminishing);

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

UNITED STATES FEDERAL INCOME TAXATION

The following are certain material US federal income tax consequences of ownership and disposition of the debt securities. This discussion applies only to debt securities that are:

•	purchased by US Holders (as described below) at the initial offering at the “issue price”, which for debt securities of any series will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities of that series are sold for money; and

•	held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a US Holder in light of such person’s particular circumstances, including alternative minimum tax or Medicare contribution tax considerations, any special tax accounting rules under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”) or consequences that may apply to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities or foreign currencies that use a mark-to-market method of tax accounting;

•	persons holding debt securities as part of a straddle or integrated transaction;

•	persons whose functional currency is not the US dollar;

•	partnerships or other entities classified as partnerships for US federal income tax purposes;

•	tax-exempt organizations, “individual retirement accounts” or “Roth IRAs”; or

•	persons holding debt securities in connection with a trade or business outside the United States.

If a partnership holds debt securities, the US federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding debt securities and their partners should consult their tax advisors with regard to the US federal income tax treatment of an investment in the debt securities.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of debt securities are urged to consult their tax advisors with regard to the application of the US federal income and other tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-US taxing jurisdiction.

The discussion below applies only to debt securities that are treated as debt for US federal income tax purposes and are not “contingent payment debt instruments” for those purposes. The applicable prospectus supplement may include additional or alternative US federal income tax considerations that are not described herein and could be relevant to a particular series of debt securities.

As used herein, the term “US Holder” means a person that for US federal income tax purposes is a beneficial owner of debt securities and:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to US federal income taxation regardless of its source.

Interest

Interest, if any, paid on a debt security (which, for these purposes, include UK tax withheld from the interest payment and any additional amounts paid with respect thereto) will be taxable to a US Holder as ordinary income at the time it accrues or is received in accordance with the US Holder’s method of accounting for US federal income tax purposes provided that the interest is “qualified stated interest” (as defined below). Interest income earned by a US Holder with respect to a debt security will constitute foreign source income for US federal income tax purposes, which may be relevant to a US Holder in calculating such person’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Special rules governing the treatment of interest paid with respect to original issue discount debt securities and certain foreign currency debt securities, are described under “Original Issue Discount” and “Foreign Currency Debt Securities” below.

Original Issue Discount

A debt security that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for US federal income tax purposes (an “original issue discount debt security”) unless the debt security satisfies a de minimis threshold (as described below). The “stated redemption price at maturity” of a debt security will equal the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest that is unconditionally payable (other than in debt instruments issued by us) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by a single fixed rate or, subject to certain conditions, a floating rate of a type described in the succeeding paragraph.

Floating rate debt securities providing for one or more “qualified floating rates” of interest, a single fixed rate and one or more qualified floating rates, an “objective rate”, or a single fixed rate and a single objective rate that is a “qualified inverse floating rate” will generally have qualified stated interest if interest is unconditionally payable (other than in debt instruments issued by us) at least annually during the term of the debt security at the floating rate’s current value (within the meaning of the applicable US Treasury Regulations); provided that the issue price of the debt security does not exceed the total noncontingent principal payments due under the debt security by more than an amount equal to the lesser of (x) 0.015, generally multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date and (y) 15% of the total noncontingent principal payments. Unless otherwise provided in the applicable supplement to this Registration Statement, it is expected, and this discussion assumes, that a floating rate debt security will satisfy the requirements of this paragraph.

If a floating rate debt security provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding two sentences if the values of the applicable rates on the issue date are within 1/4 of 1 percent of each other. In general, a qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. A rate described in the preceding sentence that is either: (i) multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate will also be a qualified floating rate for these purposes. In general, an objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A qualified inverse floating rate is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. A US Holder considering purchasing a floating rate debt security should carefully examine the applicable prospectus supplement and should consult its tax advisor since the tax consequences to such US Holder of owning the floating rate debt security will depend, in part, on the particular terms of such floating rate debt security. The applicable prospectus supplement will describe the US federal income tax treatment of floating rate debt securities that provide for multiple floating rates.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the debt security will not be considered to have original issue discount.

As described in “—Interest” above, a US Holder of original issue discount debt securities will be required to include any qualified stated interest payments in income in accordance with the US Holder’s method of accounting for US federal income tax purposes. In addition, US Holders of original issue discount debt securities that mature more than one year from their date of issuance will be required to include original issue discount in income (as ordinary income) for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, US Holders of original issue discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A US Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, original issue discount and de minimis original issue discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

A debt security that matures one year or less from its date of issuance taking into account the last possible date that the debt security could be outstanding under its terms (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest.

In general, a US Holder of a short-term debt security that uses the cash method of tax accounting is not required to accrue the discount for US federal income tax purposes unless it elects to do so. US Holders that so elect and certain other US Holders, including those that report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a US Holder that is not required and that does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such US Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount until the accrued discount is included in income.

Under applicable regulations, if Smith & Nephew plc has an unconditional option to redeem a debt security prior to its stated maturity date, for purposes of determining the yield and maturity of the debt security this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable upon redemption as the amount otherwise payable at maturity, the yield on the debt security would be lower than its yield to the stated maturity. If a US Holder has an unconditional option to require redemption of a debt security prior to its stated maturity, the option is presumed exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable upon redemption as the amount otherwise payable at maturity, the yield on the debt security would be higher than its yield to the stated maturity. If an option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date. If a debt security provides for conditional options to redeem (or otherwise calls for alternative payment schedules if a contingency occurs) and the timing and amount of the redemption price (or alternative payments) is known as of the issue date, the payment schedule that is significantly more likely than not to occur is used to determine the yield and maturity of the debt security.

Amortizable Bond Premium

If a US Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the US Holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess and the US Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the debt security. Special rules may limit the amounts that could be amortized during certain accrual periods in the case of debt securities that are subject to optional redemption. A US Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest otherwise required to be included in such person’s income with respect to the debt security in that accrual period. A US Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the US Holder and may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

If a US Holder makes a constant yield election (as described under “—Original Issue Discount” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the US Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

Sale, Exchange or Retirement of the Debt Securities

Upon the sale, exchange or retirement of a debt security, a US Holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the US Holder’s adjusted tax basis in the debt security. Gain or loss, if any, will generally be US source for purposes of computing a US Holder’s foreign tax credit limitation. For these purposes, the amount realized (other than with respect to a short-term debt security) generally does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are generally treated as interest as described under “—Interest” above. A US Holder’s adjusted tax basis in a debt security will generally be equal to such US Holder’s cost for that debt security, increased by any original issue discount, or any discount with respect to a short-term debt security, that such US Holder previously included in income, and reduced by any amortized premium and any cash payments previously received on the debt security other than payments of qualified stated interest.

Gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year. Exceptions to this general rule apply in the case of a short-term debt security, to the extent of any accrued discount not previously included in the US Holder’s taxable income (see “—Original Issue Discount” above) and in the case of foreign currency debt securities (see “—Foreign Currency Debt Securities” below). The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

The rules applicable to debt securities that are denominated in a currency or currency unit other than the US dollar (“foreign currency debt securities”) are complex and their application may depend on the US Holder’s particular US federal income tax situation. For example, various elections are available under these rules, and whether a US Holder should make any of these elections may depend on such person’s particular US federal income tax situation. US Holders are urged to consult their tax advisors regarding the US federal income tax consequences of the ownership and disposition of foreign currency debt securities.

A US Holder that uses the cash method of tax accounting and who receives a payment of qualified stated interest in a foreign currency (or who receives proceeds from a sale, exchange or other disposition attributable to accrued qualified stated interest) with respect to a foreign currency debt security will be required to include in income the US dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to US dollars at that time, and this US dollar value will be the US Holder’s tax basis in the foreign currency.

In the case of a US Holder that uses the accrual method of tax accounting, the US Holder will be required to include in income the US dollar value of the amount of interest income (including original issue discount, but reduced by any amortizable bond premium) that has accrued and is otherwise required to be taken into account with respect to a foreign currency debt security during an accrual period. The US dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Alternatively, a US Holder may elect to translate interest income (including original issue discount) into US dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A US Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. In either case, the US Holder will recognize, as ordinary income or loss, foreign currency gain or loss with respect to accrued interest income on the date the interest payment, or proceeds from the sale, exchange or other disposition attributable to accrued interest, is actually received. The amount of foreign currency gain or loss recognized as ordinary income will equal the difference between the US dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the US dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash method taxpayer required to accrue original issue discount.

Original issue discount and amortizable bond premium on a foreign currency debt security will be determined in the relevant foreign currency. If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency.

Foreign currency gain or loss will be realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of the foreign currency debt security, as described below. Any foreign currency gain or loss will generally be ordinary income or loss. If the election to amortize bond premium is not made, any loss realized on the sale, exchange or retirement of a foreign currency debt security with amortizable bond premium by a US Holder will be a capital loss to the extent of the bond premium.

A US Holder’s tax basis in a foreign currency debt security, and the amount of any subsequent adjustment to the holder’s tax basis, will be the US dollar value of the foreign currency amount paid for such foreign currency debt security, or of the foreign currency amount of the adjustment, determined on the date of the purchase (or in the case of a debt security traded on an established securities market, on the settlement date in the case of a US Holder that is a cash method taxpayer or an electing accrual-method taxpayer) or adjustment. A US Holder who purchases a foreign currency debt security with previously owned foreign currency will recognize as US source ordinary income foreign currency gain or loss in an amount equal to the difference, if any, between such US Holder’s tax basis in the foreign currency and the US dollar fair market value of the foreign currency debt security on the date of purchase.

Upon the sale, exchange or retirement of a foreign currency debt security, the amount realized will be the US dollar value of the consideration (other than amounts attributable to accrued interest), translated at the spot rate on the date of sale or disposition (or in the case of a foreign currency debt security traded on an established securities market, the spot rate on the settlement date in the case of a US holder that is a cash method taxpayer or an electing accrual-method taxpayer). Gain or loss realized upon the sale, exchange or retirement of a foreign currency debt security that is attributable to fluctuations in currency exchange rates will be recognized as ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the US dollar value of the purchase price of the debt security (i) on the date the payment is received or the debt security is disposed of and (ii) on the date the US Holder acquired the debt security. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency debt securities described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a US Holder on the sale, exchange or retirement of the foreign currency debt security. Any gain or loss realized by US Holders in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term debt security, to the extent of any discount not previously included in the US Holder’s income).

Any recognized foreign currency gain or loss will generally be US source.

A US Holder may be required to file a reportable transaction disclosure statement with such person’s US federal income tax return, if the US Holder realizes a loss on the sale, exchange or other disposition of a foreign currency debt security and such loss is greater than applicable threshold limits, which differ depending on the status of the holder. A US Holder that claims a loss deduction with respect to a foreign currency debt security should consult its own tax advisor regarding the need to file a reportable transaction disclosure statement.

Foreign Financial Asset Reporting

Certain US Holders who are individuals (and certain specified entities) may be required to report information relating to non-US financial accounts through which they may hold debt securities. US Holders should consult their tax advisors regarding their reporting obligations with respect the debt securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities. A US Holder may be subject to US backup withholding on these payments if the US Holder fails to provide a correct taxpayer identification number to the payor and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a US Holder will be allowed as a credit against the US Holder’s US federal income tax liability and may entitle the US Holder to a refund, provided that the required information is timely furnished to the IRS.

Plan of Distribution

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to other purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless provided otherwise in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless provided otherwise in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless provided otherwise in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we indicate in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Unless provided otherwise in the applicable prospectus supplement, each series of securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

Legal Matters

Davis Polk & Wardwell London LLP, our US and English law counsel, will pass upon the validity of the offered securities with respect to US Federal law, New York State law and English law.

Experts

The Group’s consolidated financial statements as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states the Group acquired Osiris Therapeutics, Inc. during 2019, and management excluded from its assessment of the effectiveness of the Group’s internal control over financial reporting as of December 31, 2019, Osiris Therapeutics, Inc.’s internal control over financial reporting associated with 2% of the Group’s revenue and less than 1% of the Group’s total assets, included in the consolidated financial statements of the Group as of and for the year ended December 31, 2019. The audit of internal control over financial reporting of the Group also excluded an evaluation of the internal control over financial reporting of Osiris Therapeutics, Inc.

Also, the audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of IFRS 16 Leases.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the Articles of Association of Smith & Nephew plc (which may be referred to as the “Company” in this Item 8) or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deed of Indemnity

The Company has entered into Deeds of Indemnity with the directors of the Company that, subject to certain conditions precedent and limitations, in consideration for such director or officer continuing in, retiring, or accepting, office as a director or officer of (i) the Company or (ii) any of the Company’s subsidiaries, the Company will indemnify and hold the director harmless in respect of all claims, liabilities, costs, charges, expenses or losses (“Liability”) made against him/her or which he/she may suffer or incur as a consequence of, or which relate to or arise from, directly or indirectly, the actual or purported execution or discharge of his/her duties or responsibilities or the exercise or purported exercise of his/her powers or discretions as a director or officer of the Company or any Associated Company (which shall have the meaning given to it in section 256 of the Companies Act 2006) or otherwise in relation thereto or in connection therewith, including (but without limitation) any Liability reasonably suffered or incurred by the Director in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations or proceedings (whether civil or criminal) (“Claims”) (and alleged claims, demands, investigations or proceedings shall include any allegations made formally or informally by reports in the press, public statement or other media) and any Liability reasonably incurred or suffered in relation to any reasonable settlement in respect of any Claim, or in connection with any application under section 1157 of the Companies Act 2006.

Article 89.2 of Smith & Nephew plc’s Articles of Association provides:

Without prejudice to any other provisions of these Articles, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together “Group Companies”) or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees’ share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the actual or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body, fund, trust, scheme or arrangement.

Article 146 of Smith & Nephew plc’s Articles of Association provides:

Subject to the provisions of the Statutes (but so that this Article does not extend to any matter insofar as it would cause this Article or any part of it to be void under the Statutes) but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a director of the Company or any Group Company (as defined in Article 89.2) may be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities (together "Liabilities") which he or she may sustain or incur in or about the actual or purported execution and/or discharge of his or her duties (including those duties, powers and discretions in relation to any Group Company or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act)) and/or the actual or purported exercise of his or her powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any Liability suffered or incurred by him or her in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations, or proceedings, whether civil, criminal, or regulatory or in connection with any application under section 661(3) or (4) or section 1157 of the 2006 Act.

Article 147 of Smith & Nephew plc’s Articles of Association provides:

The Company may also provide funds to any director of the Company or of any Group Company (as defined in Article 89.2) to meet, or do anything to enable a director of the Company or any Group Company to avoid incurring expenditure to the extent permitted by the Statutes.

Article 148 of Smith & Nephew plc’s Articles of Association provides:

The liability of the Members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

Sections 661(3) and (4) of the Companies Act provide:

(3) If in proceedings for the recovery of an amount under subsection (2) it appears to the court that the subscriber or director—

(a)	has acted honestly and reasonably, and

(b)	having regard to all the circumstances of the case, ought fairly to be relieved from liability,

the court may relieve him, either wholly or in part, from his liability on such terms as the court thinks fit.

(4) If a subscriber to a company’s memorandum or a director of a company has reason to apprehend that a claim will or might be made for the recovery of any such amount from him—

(c)	he may apply to the court for relief, and

(d)	the court has the same power to relieve him as it would have had in proceedings for recovery of that amount.

Section 232 of the Companies Act 2006 provides:

(1)  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)  section 233 (provision of insurance),

(b)  section 234 (qualifying third party indemnity provision), or

(c)  section 235 (qualifying pension scheme indemnity provision).

(3)  This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)  Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 234 of the Companies Act 2006 provides:

(1)  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)  The provision must not provide any indemnity against:

(a)   any liability of the director to pay:

(i)     a fine imposed in criminal proceedings, or

(ii)    a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)   any liability incurred by the director:

(i)     in defending criminal proceedings in which he is convicted, or

(ii)    in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)   in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)   For this purpose:

(a)   a conviction, judgment or refusal of relief becomes final:

(i)     if not appealed against, at the end of the period for bringing an appeal, or

(ii)    if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)   an appeal is disposed of:

(i)     if it is determined and the period for bringing any further appeal has ended, or

(ii)    if it is abandoned or otherwise ceases to have effect.

(6)    The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under:

section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 256 of the Companies Act 2006 provides:

For the purposes of this Part–

(a)	bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

Section 1157 of the Companies Act 2006 provides:

(1)    If in proceedings for negligence, default, breach of duty or breach of trust against:

(a)   an officer of a company, or

(b)   a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)   he may apply to the court for relief, and

(b)   the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Smith & Nephew plc maintains directors’ and officers’ liability insurance which, subject to policy terms and limitations, provides insurance cover against the personal liabilities which directors and officers may incur by reason of their duties. The authorized representative is also entitled to the benefit of the same directors’ and officers’ liability insurance.

The form of underwriting agreement to be filed as an exhibit to this registration statement will provide that each underwriter, severally, will indemnify Smith & Nephew plc and each of its directors and officers who signed the Registration Statement and each person, if any, who controls Smith & Nephew plc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain civil liabilities.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Debt Securities
4.1	Form of Indenture to be entered into between Smith & Nephew plc and The Bank of New York Mellon, London Branch, including forms of debt securities relating thereto
4.2	Form of Securities of Smith & Nephew plc relating thereto (included in Exhibit 4.1)
5.1	Opinion of Davis Polk & Wardwell London LLP, English law counsel to Smith & Nephew plc, as to the validity of the debt securities
5.2	Opinion of Davis Polk & Wardwell London LLP, US counsel to Smith & Nephew plc, as to the validity of the debt securities
8.1	Opinion of Davis Polk & Wardwell London LLP, English law counsel to Smith & Nephew plc, as to certain matters of UK taxation (included in Exhibit 5.1)
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell London LLP, English law counsel to Smith & Nephew plc (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell London LLP, US counsel to Smith & Nephew plc (included in Exhibit 5.2)
24.1	Powers of attorney (included on signature page)
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)       To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Debt Securities
4.1	Form of Indenture to be entered into between Smith & Nephew plc and The Bank of New York Mellon, London Branch, including forms of debt securities relating thereto
4.2	Form of Securities of Smith & Nephew plc relating thereto (included in Exhibit 4.1)
5.1	Opinion of Davis Polk & Wardwell London LLP, English law counsel to Smith & Nephew plc, as to the validity of the debt securities
5.2	Opinion of Davis Polk & Wardwell London LLP, US counsel to Smith & Nephew plc, as to the validity of the debt securities
8.1	Opinion of Davis Polk & Wardwell London LLP, English law counsel to Smith & Nephew plc, as to certain matters of UK taxation (included in Exhibit 5.1)
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell London LLP, English law counsel to Smith & Nephew plc (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell London LLP, US counsel to Smith & Nephew plc (included in Exhibit 5.2)
24.1	Powers of attorney (included on signature page)
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Smith & Nephew plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hertfordshire, United Kingdom on October 2, 2020.

Smith & Nephew plc

By:	/s/ Roland Diggelmann
	Name:	Roland Diggelmann
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Susan Swabey, Company Secretary and Anne-Francoise Nesmes, Chief Financial Officer (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 2, 2020.

Signature	Title	Date

/s/ Roberto Quarta	Chair of the Board of Directors	October 2, 2020
Roberto Quarta

/s/ Roland Diggelmann	Executive Director and Chief Executive Officer	October 2, 2020
Roland Diggelmann	(Principal Executive Officer)

/s/ Anne-Francoise Nesmes	Executive Director and Chief Financial Officer	October 2, 2020
Anne-Francoise Nesmes	(Principal Financial Officer)

Signature	Title	Date

/s/ Vinita Bali	Independent Non-Executive Director	October 2, 2020
Vinita Bali

/s/ Virginia Bottomley	Independent Non-Executive Director	October 2, 2020
The Rt. Hon Baroness Virginia Bottomley of Nettlestone DL

Independent Non-Executive Director
Erik Engstrom

/s/ Rick Medlock	Independent Non-Executive Director	October 2, 2020
Rick Medlock

Independent Non-Executive Director
Robin Freestone

Independent Non-Executive Director
Marc Owen

/s/ Angie Risley	Independent Non-Executive Director	October 2, 2020
Angie Risley

/s/ Bob White	Independent Non-Executive Director	October 2, 2020
Bob White

Authorized Representative

/s/ Catheryn O’Rourke	October 2, 2020
Catheryn O’Rourke, as duly authorized representative of Smith & Nephew plc in the United States